Exhibit 99.1

Argo Group Reports 2020 Third Quarter Results

Continued Strategic Progress to Focus the Organization and Improve Underwriting Results

•	Strong Underlying Margins: Current accident year, ex-catastrophe loss ratio and combined ratio improved compared to the prior year period.
•	Favorable Market Conditions: Pricing increase above 10% on average across Argo's business.
•
Establishing Expense Targets: Initiatives underway to remove $100 million of expense from the 2019 total incurred; partially reinvesting in ongoing businesses and operations; targeting a 36% expense ratio by year-end 2022.

Hamilton, Bermuda - November 2, 2020 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "Company") today announced financial results for the three and nine months ended September 30, 2020. Argo reported third quarter 2020 net loss attributable to common shareholders of $31.6 million or $(0.91) per diluted common share, compared to a net loss attributable to common shareholders of $25.1 million or $(0.73) per diluted common share for the 2019 third quarter. Operating loss in the third quarter of 2020 was $11.9 million or $(0.34) per diluted common share, compared to an operating loss of $15.2 million or $(0.44) per diluted common share for the 2019 third quarter.

2020 Third Quarter Consolidated Operating Highlights

$ in millions	Three Months Ended September 30,		Q/Q	Nine Months Ended September 30,		Y/Y
Consolidated	2020	2019	Change	2020	2019	Change

Gross written premiums	$890.2	$882.7	0.8%	$2,515.7	$2,416.4	4.1%
Net written premiums	533.9	538.9	-0.9%	1,370.5	1,355.0	1.1%
Earned premiums	445.5	451.5	-1.3%	1,313.9	1,303.7	0.8%

Underwriting (loss) income	$(47.7)	$(51.3)	NM	$(62.8)	$(43.4)	NM
Net investment income	42.0	40.2	4.5%	79.0	116.9	-32.4%

Net (loss) income attributable to common shareholders	$(31.6)	$(25.1)	NM	$(56.8)	$94.9	NM

Operating (loss) income	$(11.9)	$(15.2)	NM	$(4.0)	$43.1	NM

Loss ratio	73.8%	75.1%	-1.3 pts	67.2%	66.1%	1.1 pts
Expense ratio	36.9%	36.3%	0.6 pts	37.6%	37.2%	0.4 pts
Combined ratio	110.7%	111.4%	-0.7 pts	104.8%	103.3%	1.5 pts
CAY ex-CAT loss ratio	56.9%	61.5%	-4.6 pts	56.7%	59.0%	-2.3 pts

"We are pleased with the improved underlying margins of our business during the quarter, as well as the actions taken to simplify operations and exit lines that do not meet profitability expectations or are not aligned with our strategy," said Argo Chief Executive Officer Kevin J. Rehnberg. "While the industry faced historic levels of catastrophe activity in the third quarter, we have continued to make progress on our strategic objectives.

“This progress combined with continued gross written premium growth within profitable lines of business, improvement in pricing and a plan to reduce expenses demonstrates our firm commitment to continuing on a path toward increased shareholder value.”

•
On a consolidated basis, gross written premium grew 0.8% to $890.2 million during the third quarter of 2020. Premium growth in U.S. Operations of 2.4% was partially offset by a 1.4% decline in International Operations. Pricing increases remained in the low double digits on average across Argo, with a wide range varying by business line.

•
The combined ratio was 110.7% compared to 111.4% for the 2019 third quarter. The slightly lower combined ratio was primarily driven by a better current accident year (CAY) ex-CAT loss ratio and a lower level of net unfavorable reserve development, which for the third consecutive quarter, was modest during the period at $1.6 million. Partially offsetting these improvements was a higher level of catastrophe losses of $71.2 million, including $16.9 million related to the COVID-19 pandemic, primarily resulting from contingency exposures in Argo’s International Operations. Additionally, net unfavorable reserve development of 0.4 points in the third quarter of 2020 was down from 9.3 points in the prior year quarter. The expense ratio was up modestly compared to the prior year quarter and reflected a 0.3 point unfavorable impact from reinstatement premiums in the 2020 third quarter.

•
The CAY ex-CAT combined ratio was 93.5% compared to 97.8% in the prior year quarter. The improvement in the CAY ex-CAT combined ratio was due to a lower CAY ex-CAT loss ratio that was driven by stronger pricing and lower loss activity in International Operations, while the expense ratio was roughly stable.

•
Net investment income of $42.0 million increased 4.5% compared to the 2019 third quarter. Net investment income excluding alternatives decreased 29.5% to $22.7 million, while alternative investments, which are reported on a lag, contributed a gain of $19.3 million in the third quarter of 2020. The decline in the portfolio excluding alternatives was primarily due to lower interest rates and portfolio de-risking actions that have been executed since the fourth quarter of 2019. The strong performance from alternative investments included a performance-related contingent payment from an investment that was sold during 2017.

•
Net loss attributable to common shareholders was $31.6 million or $(0.91) per diluted common share, compared to a net loss attributable to common shareholders of $25.1 million or $(0.73) per diluted common share for the 2019 third quarter. The 2020 third quarter result included foreign currency exchange losses and dividends on preferred shares compared to foreign exchange gains and no dividends on preferred shares in the prior year quarter.

•
Operating loss was $11.9 million or $(0.34) per diluted common share, compared to an operating loss of $15.2 million or $(0.44) per diluted common share for the 2019 third quarter. The primary driver of the smaller operating loss was a lower level of underwriting losses and stronger investment income in the third quarter of 2020.

U.S. Operations:

$ in millions	Three Months Ended September 30,		Q/Q	Nine Months Ended September 30,		Y/Y
U.S. Operations	2020	2019	Change	2020	2019	Change
Gross written premiums	$542.4	$529.9	2.4%	$1,499.1	$1,394.2	7.5%
Net written premiums	349.2	360.3	-3.1%	922.2	904.0	2.0%
Earned premiums	298.7	290.8	2.7%	902.8	848.6	6.4%

Losses and loss adjustment expenses	205.5	178.6	15.1%	566.3	496.3	14.1%
Underwriting expenses	99.1	92.8	6.8%	290.8	278.7	4.3%
Underwriting (loss) income	$(5.9)	$19.4	NM	$45.7	$73.6	-37.9%

Loss ratio	68.8%	61.4%	7.4 pts	62.7%	58.5%	4.2 pts
Expense ratio	33.2%	31.9%	1.3 pts	32.2%	32.8%	-0.6 pts
Combined ratio	102.0%	93.3%	8.7 pts	94.9%	91.3%	3.6 pts
CAY ex-CAT loss ratio	60.5%	59.5%	1 pts	57.9%	58.0%	-0.1 pts

•
In our U.S. Operations, gross written premiums increased 2.4% compared to the 2019 third quarter due to growth in Professional and Property lines, while premiums in Specialty were up modestly. Growth in the period reflected strong rate increases across most lines of business, which remained in the high single digits on average. This was partially offset by economic headwinds as a result of COVID-19 and re-underwriting actions in certain business units, which primarily impacted Liability lines including workers' compensation.

•
Net written premiums declined 3.1% compared to the 2019 third quarter due to the impact of additional reinsurance purchases. Net earned premium growth in the third quarter of 2020 was a result of previous growth in gross and net written premium, and was primarily attributed to Professional lines.

•
The loss ratio for the third quarter of 2020 was 68.8%, an increase of 7.4 points compared to the prior year quarter. The higher loss ratio was primarily driven by a 7.3 point increase in catastrophe losses and a 1.0 point increase in the CAY ex-CAT loss ratio. This was partially offset by a higher level of favorable reserve development relative to the prior year quarter. The increase in the CAY ex-CAT loss ratio reflected a large fire loss and large liability claim that added 1.7 points. Catastrophe losses in the quarter were primarily related to an active U.S. hurricane and storm season, as well as U.S. wildfires. Net favorable prior-year reserve development in the current quarter increased to $3.2 million from $0.7 million in the prior year quarter.

•
The expense ratio for the third quarter of 2020 was 33.2%, an increase of 1.3 points compared to the 2019 third quarter. The higher expense was driven by changes in business mix, non-recurring severance expense and the impact of reinstatement premiums. On a year-to-date basis, the nine month 2020 expense ratio improved 0.6 point from the prior year period.

International Operations:

$ in millions	Three Months Ended September 30,		Q/Q	Nine Months Ended September 30,		Y/Y
International Operations	2020	2019	Change	2020	2019	Change
Gross written premiums	$347.7	$352.8	-1.4%	$1,016.2	$1,022.1	-0.6%
Net written premiums	184.6	178.6	3.4%	447.9	450.9	-0.7%
Earned premiums	146.7	160.7	-8.7%	410.8	455.0	-9.7%

Losses and loss adjustment expenses	113.0	160.0	-29.4%	305.6	363.3	-15.9%
Underwriting expenses	57.1	62.5	-8.6%	175.0	174.7	0.2%
Underwriting loss	$(23.4)	$(61.8)	NM	$(69.8)	$(83.0)	NM

Loss ratio	77.1%	99.6%	-22.5 pts	74.4%	79.8%	-5.4 pts
Expense ratio	38.9%	38.9%	0 pts	42.6%	38.4%	4.2 pts
Combined ratio	116.0%	138.5%	-22.5 pts	117.0%	118.2%	-1.2 pts
CAY ex-CAT loss ratio	50.0%	65.0%	-15 pts	54.2%	60.8%	-6.6 pts

•
In our International Operations, gross written premiums declined modestly in the third quarter of 2020, as growth in Property and Liability lines was more than offset by a decrease in Specialty and Professional lines. Rates increased across all lines of business with particular strength in Liability and Property lines, and average rate increases remained in the mid-teens during the quarter. Rate increases across International were partially offset by re-underwriting and reducing line sizes in certain business lines, as well as the economic impact of COVID-19 on some businesses.

•
Net earned premium in the third quarter of 2020 decreased 8.7% from the prior year quarter. The decline was primarily related to the impact of business lines exited over the last 18 months, as well as additional reinstatement premiums incurred during the quarter.

•
The loss ratio for the third quarter of 2020 was 77.1%, an improvement of 22.5 points compared to the prior year quarter. The lower loss ratio was primarily due to 3.8 points of favorable reserve development in the current quarter compared to 26.3 points of unfavorable development in the prior year quarter, as well as a 15.0 point year-over-year improvement in the CAY ex-CAT loss ratio. Catastrophe losses totaled 30.9 points in the quarter, attributed to both estimated natural catastrophe loss and losses related to COVID-19 in contingency exposures. The CAY ex-CAT loss ratio improvement was primarily due to achieved rate increases earning through results and the impact of recent re-underwriting actions.

•	The expense ratio for the third quarter of 2020 was 38.9%, which was flat to the result in the prior year quarter as lower earned premium was matched by lower non-acquisition expenses.

Balance Sheet:

•	Book value per common share was $49.63 at September 30, 2020, compared to $49.94 at June 30, 2020. Including dividends paid, book value per common share was unchanged relative to June 30, 2020.

•
During the third quarter, the Company completed an offering of 7.0% resettable fixed rate perpetual non-cumulative preference shares with a total liquidation preference of $150 million. Part of the proceeds were used to repay a $125 million term loan during the third quarter.

CONFERENCE CALL
Argo Group management will conduct an investor conference call starting at 10 a.m. EDT on Tuesday, November 3, 2020. Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610. Please ask the operator for the Argo Group earnings call. A live webcast of the conference call can be accessed at https://services.choruscall.com/links/argo201103.html

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo201103.html. A telephone replay of the conference call will be available through November 10, 2020, to callers in the U.S. by dialing (877) 344-7529 (conference #10148372). Callers dialing from outside the U.S. can access the replay by dialing (412) 317-0088 (conference #10148372).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings Ltd. (NYSE: ARGO) is an underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “remain optimistic,” "path toward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented in Part II, Item 1A, “Risk Factors” of Argo’s subsequent Quarterly Reports on Form 10-Q and in other filings with the Securities and Exchange Commission (“SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income. The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year (CAY) ex-CAT combined ratio” and the “Current accident year (CAY) ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its' underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges (impacts to both premium and losses), the impact of changes to prior year loss reserves and other one-time items that would impact expenses or net earned premium. Although this measure does not replace the GAAP combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 15%) operating results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items, as well as preferred share dividends. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average common shareholders’ equity" ("ROACE") is calculated using average common shareholders' equity. In calculating ROACE, the net income available to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. The Company presents ROACE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. "Annualized operating return on average common shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to common shareholders under ROACE above) and average common shareholders' equity.

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The Company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Total investments	$5,006.0	$5,099.4
Cash	300.4	137.8
Accrued investment income	22.2	25.7
Receivables	3,843.5	3,792.8
Goodwill and intangible assets	247.3	253.2
Deferred acquisition costs, net	170.4	160.2
Ceded unearned premiums	660.9	545.0
Other assets	483.6	500.4
Total assets	$10,734.3	$10,514.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,390.0	$5,157.6
Unearned premiums	1,574.2	1,410.9
Ceded reinsurance payable, net	1,085.0	1,203.1
Senior unsecured fixed rate notes	140.1	140.0
Other indebtedness	59.1	181.3
Junior subordinated debentures	257.7	257.4
Other liabilities	363.7	383.1
Total liabilities	8,869.8	8,733.4

Preferred shares	144.0	—
Common shareholders’ equity	1,720.5	1,781.1
Total shareholders' equity	1,864.5	1,781.1
Total liabilities and shareholders' equity	$10,734.3	$10,514.5

Book value per common share	$49.63	$51.80

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Gross written premiums	$890.2	$882.7	$2,515.7	$2,416.4
Net written premiums	533.9	538.9	1,370.5	1,355.0

Earned premiums	445.5	451.5	1,313.9	1,303.7
Net investment income	42.0	40.2	79.0	116.9
Fee and other income	1.7	1.9	5.8	6.3
Net realized investment (losses) gains	(5.7)	(6.2)	(21.7)	58.3
Total revenue	483.5	487.4	1,377.0	1,485.2

Losses and loss adjustment expenses	328.9	338.8	883.0	861.5
Underwriting, acquisition and insurance expenses	164.3	164.0	493.7	485.6
Other corporate expenses	0.4	3.7	6.2	11.7
Interest expense	6.8	7.5	21.3	25.3
Fee and other expense	0.9	1.2	3.1	3.8
Foreign currency exchange losses (gains)	11.6	(1.6)	15.0	(6.2)
Total expenses	512.9	513.6	1,422.3	1,381.7

(Loss) income before income taxes	(29.4)	(26.2)	(45.3)	103.5
Income tax provision (benefit)	0.2	(1.1)	9.5	8.6
Net (loss) income	$(29.6)	$(25.1)	$(54.8)	$94.9
Dividends on preferred shares	2.0	—	2.0	$—
Net (loss) income attributable to common shareholders	$(31.6)	$(25.1)	$(56.8)	$94.9

Net (loss) income per common share (basic)	$(0.91)	$(0.73)	$(1.64)	$2.78
Net (loss) income per common share (diluted)	$(0.91)	$(0.73)	$(1.64)	$2.73

Weighted average common shares:
Basic	34.7	34.3	34.6	34.2
Diluted	34.7	34.3	34.6	34.8

Loss ratio	73.8%	75.1%	67.2%	66.1%
Expense ratio (1)	36.9%	36.3%	37.6%	37.2%
GAAP combined ratio	110.7%	111.4%	104.8%	103.3%
CAY ex-CAT combined ratio (2)	93.5%	97.8%	94.1%	96.2%

(1)	The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premiums".

(2)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $3.9 million and $6.0 million for the three and nine months ended September 30, 2020, respectively, and inward reinstatement premium adjustments of $0.1 million for both the three and nine months ended September 30, 2019.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
U.S. Operations
Gross written premiums	$542.4	$529.9	$1,499.1	$1,394.2
Net written premiums	349.2	360.3	922.2	904.0
Earned premiums	298.7	290.8	902.8	848.6

Underwriting (loss) income	(5.9)	19.4	45.7	73.6
Net investment income	30.1	27.4	56.1	80.1
Interest expense	(4.0)	(4.6)	(13.1)	(15.5)
Fee (expense) income, net	(0.1)	—	(0.5)	0.1
Net income before taxes	$20.1	$42.2	$88.2	$138.3

Loss ratio	68.8%	61.4%	62.7%	58.5%
Expense ratio (1)	33.2%	31.9%	32.2%	32.8%
GAAP combined ratio	102.0%	93.3%	94.9%	91.3%
CAY ex-CAT combined ratio (2)	93.3%	91.4%	90.0%	90.8%

International Operations
Gross written premiums	$347.7	$352.8	$1,016.2	$1,022.1
Net written premiums	184.6	178.6	447.9	450.9
Earned premiums	146.7	160.7	410.8	455.0

Underwriting loss	(23.4)	(61.8)	(69.8)	(83.0)
Net investment income	9.9	10.7	19.0	31.3
Interest expense	(1.9)	(2.5)	(6.2)	(8.4)
Fee income, net	0.7	0.7	2.5	2.4
Net loss before taxes	$(14.7)	$(52.9)	$(54.5)	$(57.7)

Loss ratio	77.1%	99.6%	74.4%	79.8%
Expense ratio (1)	38.9%	38.9%	42.6%	38.4%
GAAP combined ratio	116.0%	138.5%	117.0%	118.2%
CAY ex-CAT combined ratio (3)	88.7%	103.9%	96.5%	99.2%

(1)	The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premiums".

(2)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $3.2 million for the three and nine months ended September 30, 2020. There were no such adjustments for the three and nine months ended September 30, 2019.

(3)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $0.7 million and $2.8 million for the three and nine months ended September 30, 2020, respectively, and inward reinstatement premium adjustments of $0.1 million for both the three and nine months ended September 30, 2019.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
U.S. Operations
Loss ratio	68.8%	61.4%	62.7%	58.5%
Prior accident year loss reserve development	1.1%	0.2%	0.1%	1.2%
Catastrophe losses	(9.4)%	(2.1)%	(4.9)%	(1.7)%
CAY ex-CAT loss ratio (1)	60.5%	59.5%	57.9%	58.0%

International Operations
Loss ratio	77.1%	99.6%	74.4%	79.8%
Prior accident year loss reserve development	3.8%	(26.3)%	1.1%	(15.3)%
Catastrophe losses	(30.9)%	(8.3)%	(21.3)%	(3.7)%
CAY ex-CAT loss ratio (2)	50.0%	65.0%	54.2%	60.8%

Consolidated
Loss ratio	73.8%	75.1%	67.2%	66.1%
Prior accident year loss reserve development	(0.4)%	(9.3)%	(0.5)%	(4.7)%
Catastrophe losses	(16.5)%	(4.3)%	(10.0)%	(2.4)%
CAY ex-CAT loss ratio (3)	56.9%	61.5%	56.7%	59.0%

(1)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $3.2 million for the three and nine months ended September 30, 2020. There were no such adjustments for the three and nine months ended September 30, 2019.

(2)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $0.7 million and $2.8 million for the three and nine months ended September 30, 2020, respectively, and inward reinstatement premium adjustments of $0.1 million for both the three and nine months ended September 30, 2019.

(3)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $3.9 million and $6.0 million for the three and nine months ended September 30, 2020, respectively, and inward reinstatement premium adjustments of $0.1 million for both the three and nine months ended September 30, 2019.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$(3.2)	$(0.7)	$(0.5)	$(9.8)
International Operations	(5.6)	42.3	(4.5)	69.5
Run-off Lines	10.4	0.2	11.1	1.9
Total net prior-year reserve development	$1.6	$41.8	$6.1	$61.6

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$28.3	$6.1	$35.8	$14.3
International Operations	26.0	13.2	31.9	17.0
Total catastrophe losses	54.3	19.3	67.7	31.3

COVID-19 losses
U.S. Operations	(2.0)	—	6.5	—
International Operations	18.9	—	54.0	—
Total COVID-19 losses	16.9	—	60.5	—

Catastrophe & COVID-19 losses
U.S. Operations	26.3	6.1	42.3	14.3
International Operations	44.9	13.2	85.9	17.0
Total catastrophe & COVID-19 losses	$71.2	$19.3	$128.2	$31.3

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING (LOSS) INCOME TO NET (LOSS) INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net (loss) income	$(29.6)	$(25.1)	$(54.8)	$94.9
Add (deduct):
Income tax provision (benefit)	0.2	(1.1)	9.5	8.6
Net investment income	(42.0)	(40.2)	(79.0)	(116.9)
Net realized investment losses (gains)	5.7	6.2	21.7	(58.3)
Fee and other income	(1.7)	(1.9)	(5.8)	(6.3)
Interest expense	6.8	7.5	21.3	25.3
Fee and other expense	0.9	1.2	3.1	3.8
Foreign currency exchange losses (gains)	11.6	(1.6)	15.0	(6.2)
Other corporate expenses	0.4	3.7	6.2	11.7
Underwriting (loss) income	$(47.7)	$(51.3)	$(62.8)	$(43.4)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET (LOSS) INCOME
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net (loss) income, as reported	$(29.6)	$(25.1)	$(54.8)	$94.9
Income tax provision (benefit)	0.2	(1.1)	9.5	8.6
Net income (loss), before taxes	(29.4)	(26.2)	(45.3)	103.5
Add (deduct):
Net realized investment losses (gains)	5.7	6.2	21.7	(58.3)
Foreign currency exchange losses (gains)	11.6	(1.6)	15.0	(6.2)
Other corporate expenses	0.4	3.7	6.2	11.7
Operating (loss) income before taxes and preferred share dividends	(11.7)	(17.9)	(2.4)	50.7
Income tax (benefit) provision, at assumed rate (1)	(1.8)	(2.7)	(0.4)	7.6
Preferred share dividends	2.0	—	2.0	—
Operating (loss) income	$(11.9)	$(15.2)	$(4.0)	$43.1

Operating (loss) income per common share (diluted)	$(0.34)	$(0.44)	$(0.12)	$1.24

Weighted average common shares, diluted	34.7	34.3	34.6	34.8

(1)	For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET (LOSS) INCOME
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Segment income (loss) before income taxes:
U.S. Operations	$20.1	$42.2	$88.2	$138.3
International Operations	(14.7)	(52.9)	(54.5)	(57.7)
Run-off Lines	(10.2)	0.7	(11.0)	0.2
Corporate and Other	(6.9)	(7.9)	(25.1)	(30.1)
Net realized investment (losses) gains	(5.7)	(6.2)	(21.7)	58.3
Foreign currency exchange (losses) gains	(11.6)	1.6	(15.0)	6.2
Other corporate expenses	(0.4)	(3.7)	(6.2)	(11.7)
(Loss) income before income taxes	(29.4)	(26.2)	(45.3)	103.5
Income tax provision (benefit)	0.2	(1.1)	9.5	8.6
Net (loss) income	$(29.6)	$(25.1)	$(54.8)	$94.9

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)
U.S. Operations	Three months ended September 30, 2020			Three months ended September 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$90.8	$62.3	$36.6	$85.1	$61.1	$35.3
Liability	291.6	183.7	165.2	313.9	211.2	179.9
Professional	111.7	71.9	63.3	83.4	54.8	44.2
Specialty	48.3	31.3	33.6	47.5	33.2	31.4
Total	$542.4	$349.2	$298.7	$529.9	$360.3	$290.8

	Nine months ended September 30, 2020			Nine months ended September 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$237.5	$124.5	$117.3	$227.3	$112.6	$100.1
Liability	804.4	505.8	507.4	812.9	557.1	533.8
Professional	312.7	193.8	177.4	220.1	136.1	119.6
Specialty	144.5	98.1	100.7	133.9	98.2	95.1
Total	$1,499.1	$922.2	$902.8	$1,394.2	$904.0	$848.6

International Operations	Three months ended September 30, 2020			Three months ended September 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$161.0	$66.2	$44.3	$151.2	$55.2	$42.5
Liability	73.4	32.6	26.7	57.2	28.8	28.1
Professional	49.7	37.7	29.9	53.2	31.9	28.9
Specialty	63.6	48.1	45.8	91.2	62.7	61.2
Total	$347.7	$184.6	$146.7	$352.8	$178.6	$160.7

	Nine months ended September 30, 2020			Nine months ended September 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$416.5	$128.9	$115.6	$445.2	$120.7	$119.1
Liability	185.8	81.7	73.0	150.6	74.2	83.9
Professional	156.7	88.0	88.0	151.2	85.6	82.7
Specialty	257.2	149.3	134.2	275.1	170.4	169.3
Total	$1,016.2	$447.9	$410.8	$1,022.1	$450.9	$455.0

Consolidated	Three months ended September 30, 2020			Three months ended September 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$251.8	$128.5	$80.9	$236.3	$116.3	$77.8
Liability	365.1	216.4	192.0	371.1	240.0	208.0
Professional	161.4	109.6	93.2	136.6	86.7	73.1
Specialty	111.9	79.4	79.4	138.7	95.9	92.6
Total	$890.2	$533.9	$445.5	$882.7	$538.9	$451.5

	Nine months ended September 30, 2020			Nine months ended September 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$654.0	$253.4	$232.9	$672.5	$233.3	$219.2
Liability	990.6	587.9	580.7	963.6	631.4	617.8
Professional	469.4	281.8	265.4	371.3	221.7	202.3
Specialty	401.7	247.4	234.9	409.0	268.6	264.4
Total	$2,515.7	$1,370.5	$1,313.9	$2,416.4	$1,355.0	$1,303.7

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net Investment Income
Net investment income, excluding alternative investments	$22.7	$32.2	$80.6	$97.5
Alternative investments	19.3	8.0	(1.6)	19.4
Total net investment income	$42.0	$40.2	$79.0	$116.9

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net Realized Investment Gains (Losses)
Net realized investment (losses) gains	$(5.7)	$2.6	$1.0	$0.3
Change in fair value of equity securities	10.5	(8.8)	(12.0)	58.0
Credit losses on fixed maturity securities	(10.5)	—	(43.0)	—
Gain on sale of Trident assets	—	—	32.3	—
Total net realized investments (losses) gains	$(5.7)	$(6.2)	$(21.7)	$58.3

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)

	September 30,	December 31,
	2020	2019
U.S. Governments and government agencies	$392.5	$354.6
States and political subdivisions	169.5	152.6
Foreign governments	278.0	248.7
Corporate – Financial	832.8	783.8
Corporate – Industrial	823.3	789.5
Corporate – Utilities	191.3	207.1
Asset-backed securities	143.3	165.5
Collateralized loan obligations	274.5	225.8
Mortgage-backed securities – Agency	403.9	373.8
Mortgage-backed securities – Commercial	335.8	217.0
Mortgage-backed securities – Residential	69.5	115.1
Total fixed maturities	3,914.4	3,633.5
Common stocks	149.0	116.5
Preferred stocks	1.7	7.9
Total equity securities available for sale	150.7	124.4
Private equity	204.7	268.1
Hedge fund	105.7	109.5
Overseas deposits	97.2	114.6
Other	4.6	4.3
Total other investments	412.2	496.5
Short term investments and cash equivalents	528.7	845.0
Cash	300.4	137.8
Total cash and invested assets	$5,306.4	$5,237.2

	September 30,	December 31,
	2020	2019
U.S. Governments and government agencies	$796.4	$354.7
AAA	894.3	1,171.3
AA	379.1	347.0
A	811.9	750.9
BBB	687.6	585.3
BB	183.3	159.9
B	74.0	131.7
Lower than B	30.3	61.7
Not rated	57.5	71.0
Total fixed maturities	$3,914.4	$3,633.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net (loss) income attributable to common shareholders	$(31.6)	$(25.1)	$(56.8)	$94.9
Operating (loss) income (1)	(11.9)	(15.2)	(4.0)	43.1

Common Shareholders' Equity - Beginning of period	$1,730.0	$1,929.0	$1,781.1	$1,746.7
Common Shareholders' Equity - End of period	1,720.5	1,893.4	1,720.5	1,893.4
Average Common Shareholders' Equity	$1,725.3	$1,911.2	$1,750.8	$1,820.1

Common shares outstanding - End of period	34.670	34.314	34.670	34.314

Book value per common share	$49.63	$55.18	$49.63	$55.18
Cash dividends paid per common share during 2020	0.31		0.93
Book value per common share, September 30, 2020 - including cash dividends paid	$49.94		$50.56

Book value per common share, prior period (2)	$49.94		$51.80
Change in book value per common share during 2020	(0.6)%		(4.2)%
Change in book value per common share including cash dividends paid, during 2020 (2)	—%		(2.4)%

Annualized return on average common shareholders' equity	(7.3)%	(5.3)%	(4.3)%	7.0%
Annualized operating return on average common shareholders' equity	(2.8)%	(3.2)%	(0.3)%	3.2%

(1)	For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

(2)
The percentage change in book value per common share is calculated by including cash dividends of $0.31 per common share and $0.93 per common share paid to shareholders during the three and nine months ended September 30, 2020, respectively. This adjusted amount (Book value per common share, including dividends) is then compared to the book value per common share as of June 30, 2020 and December 31, 2019, respectively, to determine the change for the three and nine months ended September 30, 2020.

 Contact:

Brett Shirreffs	David Snowden

Head of Investor Relations	Senior Vice President, Communications

212.607.8830	210.321.2104

brett.shirreffs@argogroupus.com	david.snowden@argogroupus.com